Exhibit 10.3

COMMUNITY HEALTHCARE TRUST
INCORPORATED

FOURTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
    THIS FOURTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Fourth Amendment”) by and between Community Healthcare Trust Incorporated, a Maryland corporation (the “Corporation”), and LEIGH ANN STACH (“Officer”) is made and entered into as of January 3, 2023 and effective as of January 1, 2023 (the “Effective Date”).
RECITALS
    WHEREAS, the Corporation and Officer have entered into that certain Amended and Restated Employment Agreement dated May 1, 2019 (the “Employment Agreement”), by the First Amendment to the Employment Agreement (the "First Amendment") dated January 3, 2020, by the Second Amendment to the Employment Agreement (the "Second Amendment") dated January 4, 2021, and by the Third Amendment to the Employment Agreement (the "Third Amendment") dated January 4, 2022;
    WHEREAS, in a meeting on October 27, 2022, the Board of Directors of the Corporation, at the recommendation of the Compensation Committee of the Corporation, approved a salary adjustment for the Officer through an amendment to the Employment Agreement; and
    WHEREAS, pursuant to Section 8.3 of the Employment Agreement, any modification to the Employment Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.
    NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby affirmed, the parties hereto agree to the following:
    1.    Amendment. The first sentence of Section 3.1 of the Employment Agreement, as amended by the First Amendment, the Second Amendment, and the Third Amendment, is hereby deleted and replaced in its entirety by the following:
As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a “Base Salary” of $446,214.00 per annum effective as of the Effective Date, payable in 24 equal semi-monthly installments, or in such other periodic installments as mutually agreed to by the Corporation and Officer.
    2.    No Further Amendment; Controlling Instrument. Except as provided herein, the Employment Agreement shall remain in full force and effect and without other changes. In the event of a conflict between the terms of this Fourth Amendment, the Employment Agreement, the First Amendment, the Second Amendment, or the Third Amendment, this Fourth Amendment shall control.
    3.    Employment Agreement. From and after the date of this Fourth Amendment, any and all terms referring to the Employment Agreement, as used in all of the documents evidencing the employment of the Officer, shall mean the Employment Agreement as amended by this Fourth Amendment.
    4.    Binding Effect. This Fourth Amendment shall be binding upon the parties, their respective successors, and assigns.

    5.    Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which will be deemed to be an original. Any or all counterpart originals may be executed by facsimile signature, each such signature to be deemed an original signature.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment as of January 3, 2023, to be effective as of the Effective Date.

COMPANY:

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s/ Timothy G. Wallace
Name:	Timothy G. Wallace
Title:	President and Chief Executive Officer

OFFICER:

/s/ Leigh Ann Stach
Leigh Ann Stach, Executive Vice President and Chief Accounting Officer

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